UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(Address of Principal Executive Offices)

(Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective November 14, 2013, Daniel B. Silvers has resigned from the Board of Directors of International Game Technology (the “Company”).  In accordance with the Company’s corporate governance policy pertaining to a change in a director’s “principal occupation or business association,” as a result of the recent combination of Ader Investment Management LLC and Cumberland Associates LLC to form Owl Spring Asset Management LLC, Mr. Silvers offered to resign as a member of the Company’s Board of Directors, which offer was accepted by the Board of Directors. The Board of Directors also determined to reduce the size of the Board of Directors from ten members to nine members.

(e)           On November 14, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved a new employment agreement with Patti S. Hart, the Company’s Chief Executive Officer.  Ms. Hart’s new employment agreement replaces Ms. Hart’s March 2009 employment agreement with the Company.

Ms. Hart’s base salary and target annual bonus levels were not increased under her new employment agreement.  Pursuant to the new employment agreement, Ms. Hart will continue to receive an annual base salary of $1,000,000 and will continue to have an annual target bonus level equal to 150% of her base salary, with a maximum annual bonus level of 300% of her base salary.  The Compensation Committee will review Ms. Hart’s base salary on an annual basis.  Ms. Hart’s actual bonus for any particular year will be determined by the Compensation Committee based on performance and other objectives established by the Compensation Committee for that year.  Ms. Hart will also be considered for annual Company equity incentive awards in the sole discretion of the Compensation Committee and, subject to the provisions of the applicable plan or program, participation in the Company’s other benefit plans and programs available to the Company’s senior executives.

Ms. Hart’s new employment agreement provides for certain severance benefits if Ms. Hart’s employment with the Company terminates in certain circumstances.  If Ms. Hart’s employment with the Company is terminated due to her death or disability, Ms. Hart will receive the following benefits:

•                  a severance benefit equal to one times Ms. Hart’s highest annual base salary rate during her employment with the Company plus a pro-rata bonus (based on the portion of the year she was employed by the Company) for the year in which her employment with the Company terminates;

•                  if the termination is due to Ms. Hart’s disability, the Company will pay Ms. Hart’s premiums to continue medical coverage under COBRA for twelve months; and

•                  accelerated vesting of Company equity awards as follows:

•                  accelerated vesting of any unvested awards subject to only time-based vesting conditions (“time-based awards”) to the extent the time-based awards were otherwise scheduled to vest within the same calendar year as the termination of Ms. Hart’s employment or in the following two calendar years;

•                  as to unvested equity awards subject to any performance-based vesting conditions (“performance-based awards”), the performance conditions will be deemed satisfied at the “target” level of performance and the payout of the award will be pro-rated based on the portion of the performance period that Ms. Hart was employed by the Company (for purposes of calculating the pro-ration, however, Ms. Hart’s employment will be deemed to have ended at the end of the second calendar year following the calendar year in which her employment by the Company terminates); and

•                  any stock options granted to Ms. Hart by the Company and that are outstanding and vested as of the date Ms. Hart’s employment by the Company terminates will continue to be exercisable for one year following such termination (subject to the maximum term of the award).

If Ms. Hart’s employment is terminated by the Company without Cause (as defined in the employment agreement) or by Ms. Hart for Good Reason (as defined in the employment agreement), Ms. Hart will receive the following benefits:

•                  a severance benefit equal to (A) one times (two times, if the termination of employment occurs upon or within eighteen months following certain changes in control of the Company, referred to as a “Protected Period”) the sum of Ms. Hart’s highest annual base salary rate during her employment with the Company plus her target bonus amount, and (B) a pro-rata bonus (based on the portion of the year she was employed by the Company) for the year in which her employment with the Company terminates;

•                  the Company will pay Ms. Hart’s premiums to continue medical coverage under COBRA for twelve months (twenty-four months if the termination of employment occurs within a Protected Period); and

•                  accelerated vesting of Company equity awards as follows:

•                  accelerated vesting of any time-based awards to the extent the time-based awards were otherwise scheduled to vest within the same calendar year as the termination of Ms. Hart’s employment or in the following calendar year, except that the awards will fully vest if the termination of employment occurs within a Protected Period;

•                  as to unvested Company equity awards subject to any performance-based vesting conditions, if the termination of employment occurs outside of a Protected Period, the performance-based vesting condition(s) will continue to apply to the award and the payout of the award (subject to the applicable performance condition(s) being satisfied) will be pro-rated based on the portion of the performance period that Ms. Hart was employed by the Company (for purposes of calculating the pro-ration, however, Ms. Hart’s employment will be deemed to have ended at the end of the calendar year following the calendar year in which her employment by the Company terminates);

•                  as to unvested Company equity awards subject to any performance-based vesting conditions, if the termination of employment occurs within a Protected Period, the award will be paid (with no proration) as though the performance conditions were satisfied at the “target” level of performance; and

•                  any stock options granted to Ms. Hart by the Company and that are outstanding and vested as of the date Ms. Hart’s employment by the Company terminates will continue to be exercisable for one year (two years if the termination of employment occurs within a Protected Period) following such termination (subject to the maximum term of the award).

Ms. Hart’s right to receive the severance benefits described above is (other than in the case of her death) contingent on her providing a general release of claims in favor of the Company and her complying with certain restrictive covenants in favor of the Company.  As to vesting of any Company equity award, Ms. Hart remains eligible for any greater vesting of the award that may be provided for in the circumstances pursuant to the terms of the award.

Ms. Hart’s employment agreement includes Ms. Hart’s agreement to not disclose confidential Company information and Ms. Hart’s agreement to not solicit certain employees, customers, suppliers, or contractors for twelve (12) months (twenty-four (24) months if Ms. Hart’s employment is terminated within a Protected Period and she is entitled to the severance benefits described above) after a termination of her employment with the Company.

The foregoing description of Ms. Hart’s new employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 14, 2013, the Board of Directors of the Company approved the Amended and Restated Code of Bylaws of International Game Technology (the “Amended Bylaws”), effective immediately.  The Amended Bylaws amend and restate the Company’s bylaws in their entirety.  The amendments supplement Section 4.1 of the bylaws by requiring that a proposed director nominee deliver, among other things, a signed representation and agreement that, subject to certain stated exceptions, such proposed director nominee has not received any compensation, reimbursement or indemnification from any person or entity other than the Company in connection with the proposed director nominee’s candidacy or service as a director of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 7.01.             Regulation FD Disclosure.

On November 15, 2013, the Company announced that its Board of Directors declared a cash dividend of $0.11 per share on its common stock. The dividend is payable on January 3, 2014 to stockholders of record on December 20, 2013.

A copy of the press release announcing the dividend is furnished with this to this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3.1	Amended and Restated Code of Bylaws of International Game Technology, dated November 14, 2013
10.1	Employment Agreement, dated November 14, 2013, between International Game Technology and Patti S. Hart
99.1	Press Release dated November 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: November 15, 2013	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Code of Bylaws of International Game Technology, dated November 14, 2013
10.1	Employment Agreement, dated November 14, 2013, between International Game Technology and Patti S. Hart
99.1	Press Release dated November 15, 2013